Exhibit 99.5

SPECIAL MEETING OF STOCKHOLDERS OF

PATHMARK STORES, INC.

[     ], 2007

PLEASE MARK, DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON
AS POSSIBLE.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

For	Against	Abstain
(1)Proposal to approve and adopt the Agreement and Plan of Merger, dated March 4, 2007, by and among Pathmark, A&P and Merger Sub, and the transactions contemplated by the merger agreement, as amended from time to time, including the merger, pursuant to which Merger Sub would merge with and into Pathmark and each outstanding share of Pathmark common stock would be converted into the right to receive $9.00 in cash and 0.12963 shares of A&P common stock.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)
☐	☐	☐

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

To change the address on your account, please mark the box at right and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

If you plan to attend the Special Meeting, please mark the box at right.	☐

Signature of Stockholder ____________________________________________________________________	Date: __________________________

Signature of Stockholder ____________________________________________________________________	Date: __________________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dear Stockholder:

A Special Meeting of stockholders of Pathmark Stores, Inc. will be held on [______], 2007, at [___] a.m., Eastern Daylight Time, at Pathmark’s corporate headquarters, 200 Milik Street, Carteret, New Jersey 07008. We realize that many of you may be unable to attend the Special Meeting, so we encourage you to promptly complete and return your proxy so that your shares may be represented at the Special Meeting.  If you are interested in further information about Pathmark, you are invited to contact Pathmark’s corporate headquarters or at (732) 499-3000.

Regards,

David R. Jessick, Chairman

PATHMARK STORES, INC.

PROXY - FOR THE SPECIAL MEETING - [    ], 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John T. Standley, Frank G. Vitrano and Marc A. Strassler, and each of them, with full power of substitution, as Proxies to represent the undersigned at the Special Meeting of stockholders of Pathmark Stores, Inc. to be held on [______], 2007, at [___] a.m., Eastern Daylight Time, at Pathmark’s corporate headquarters, 200 Milik Street, Carteret, New Jersey 07008, and at any adjournment or postponement thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present.  The undersigned hereby revokes any proxy previously provided with respect to such shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.  THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSAL 1, SAID PROPOSAL BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS ON FORM S-4, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.  THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(TO BE SIGNED ON REVERSE SIDE)